SUB-ITEM 77C: SUBMISSION OF MATTERS TO A
VOTE OF SECURITY HOLDERS
FEDERATED ENHANCED TREASURY INCOME FUND
An Annual Meeting of Fund shareholders was held on September 14, 2012. On June 29, 2012, the record date for shareholders voting at the meeting, there were 9,473,521 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF THREE CLASS III TRUSTEES:
1. J. Christopher Donahue

For

    Withheld
    Authority
    to Vote

7,160,66
8

    1,469,827

2. Charles F. Mansfield, Jr.

For

    Withheld
    Authority
    to Vote

7,158,89
6

    1,471,599

3. Peter E. Madden

For

    Withheld
    Authority
    to Vote

7,157,89
2

    1,472,603



The following Trustees of the Fund continued their terms as Trustees of the Fund: John W. McGonigle, Nicholas P.
Constantakis, John F. Cunningham, Maureen Lally-Green,
Thomas M. O?Neill and John S. Walsh.


The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on July 20, 2012, and is incorporated by reference. (File
No. 811-22098)



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